UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 30, 2011 (August 24, 2011)

HOLLYFRONTIER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2828 N. Harwood, Suite 1300 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 871-3555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01                      Entry into a Material Definitive Agreement.

On August 24, 2011, HollyFrontier Corporation (the “Company”) and certain subsidiaries of the Company, as borrowers, Union Bank, N.A., as administrative agent, and each of the financial institutions party thereto as lenders, entered into that certain First Amendment to Credit Agreement (the “Amendment”), which amended certain terms of the Credit Agreement, dated as of July 1, 2011 (the “Credit Agreement”). The Amendment, among other things, amends the permitted dispositions to allow for greater flexibility in certain dispositions permitted under the Credit Agreement.

The description of the Amendment herein is qualified by reference to the copy of the Amendment filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.1
First Amendment to Credit Agreement dated as of August 24, 2011 by and among HollyFrontier Corporation and certain subsidiaries of HollyFrontier Corporation, as borrowers, Union Bank, N.A., as administrative agent, and each of the financial institutions party thereto as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Executive Vice President and Chief Financial Officer

Date: August 30, 2011

EXHIBIT INDEX

10.1
First Amendment to Credit Agreement dated as of August 24, 2011 by and among HollyFrontier Corporation and certain subsidiaries of HollyFrontier Corporation, as borrowers, Union Bank, N.A., as administrative agent, and each of the financial institutions party thereto as lenders.